                                                                  EXHIBIT 10.12

                               BASIC LEASE TERMS

a.      DATE OF LEASE:                      November 4, 1999

b.      TENANT:                             ImageX.Com, Inc.
        Trade Name:                         ImageX.Com
        Address(Leased Premises):           10210 NE Points Drive, Kirkland, WA, 98033
        Address (For Notices):              Prior to Commencement Date:  10800 NE 8th Street
                                            Bellevue, WA  98004, Attn:  CEO
                                            After Commencement Date:  10210 NE Points
                                            Drive, Kirkland, WA, 98033, Attn:  CEO

c.      LANDLORD:                           The Plaza at Yarrow Bay, LLC
        Address (For Notices):              c/o JSH Properties, Inc.
                                            10220 NE Points Drive, Suite 203,
                                            Kirkland, WA, 98033
                                            ATTN: Property Manager
        Facsimile:                          (425) 889-0606

d.      TENANT'S USE OF PREMISES:           General office

c.      PREMISES AREA:                      A portion of Floors 2, 3, and 4 of Building III,
                                            consisting of 44,091 rentable square feet.

f. TERM OF LEASE: This Lease shall commence on January 1, 2000 for Suite 410, May 1, 2000 for Suite 310, and May 16, 2000 for Suite 200, or such earlier or later date as is provided in Section II, and, regardless of the actual Commencement Date, this Lease shall terminate on December 31, 2004 (the "Expiration Date").

g.      BASE MONTHLY RENT:                  See Paragraph 3.1--Minimum Rent

h.      PREPAID RENT:                       First month's rent

i.      LETTER OF CREDIT:                   $1,600,000, decreasing to $1,200,000 in year 4 and
                                            to $800,000 in year 5

j.      BASE YEAR:                          N/A

k.      BROKERS:                            Kidder, Mathews & Segner, Inc.

l.      GUARANTORS:                         N/A

m.      EXHIBITS:                           A-1  Legal Description of Building III
                                            A-2  Legal Description of Park
                                            B - Floor Plan of Premises
                                            C - Building Rules & Regulations
                                            D - Work Letter
                                            D-1 _ Outline Specifications for Building Standard
                                            Improvements

                                            E - Letter of Credit Format
n.      PARKING:                            See Paragraph 9.2

                                      LEASE

        THIS LEASE is made as of the 4th day of November, 1999, by and between THE PLAZA AT YARROW BAY, LLC, a Washington limited liability company ("Landlord"), and IMAGEX.COM, INC., a Washington corporation ("Tenant").

        For and in consideration of the mutual promises, covenants and conditions set forth in this Lease, Landlord and Tenant agree as follows:

                              SECTION I - PREMISES

        1.1 Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, those certain premises (the "Premises") having an agreed rentable area of 44,091 square feet and an agreed usable area of 38,979 square feet. The Premises are situated on the 2nd, 3rd, and 4th floors of a building, consisting of Suites 200, 310, 410 respectively, located on the real property legally described in Exhibit A-1 attached, and all improvements thereon, and all rights appurtenant thereto (the "Building"). The Premises are more particularly shown on the floor plan of the Building attached to this Lease as Exhibit B. The Building is part of a multi-phase project located on the real property legally described on Exhibit A-2 attached, and all improvements thereon, and all rights appurtenant thereto, commonly known as The Plaza at Yarrow Bay (the "Park"). The Building is commonly referred to as Building III of the Park.

        1.2 Reserved to Landlord. Landlord reserves all air rights over the Premises, the use of the exterior walls, the roof, and the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through the Premises in locations which will not materially interfere with Tenant's use thereof to serve other parts of the Building and/or the Park.

        1.3 Changes to Park. Landlord reserves the right at any time to make alterations or additions to the Building and to build adjoining the same, provided such alterations and additions do not have a material adverse effect on Tenant's rights under this Lease or on Tenant's quiet enjoyment of the Premises. Landlord also reserves the right from time to time to construct other buildings or improvements in the Park, to make alterations thereof or additions thereto, and to relocate the various buildings (other than the Building), parking and other common areas comprising the Park.

                                SECTION II - TERM

        2.1 Lease Term. This Lease shall commence on the earlier of the following two dates (the "Commencement Date"): (a) the date Tenant occupies any of the three suites constituting the Premises for a primary use other than performing tenant improvement work, or (b) three (3) days after Landlord notifies Tenant that Landlord has substantially completed the tenant improvements in the first suite constituting the Premises to be completed in accordance with Landlord's obligations under Section 7.1 below. As used herein, "substantial completion" or "substantially completed" shall mean that the tenant improvements have been completed according to the mutually approved plans and specifications (subject to minor defects, deviations and incomplete items typically found on a punchlist and which will not interfere with Tenant's ability to use the Premises for their intended purpose).

        The "Target Commencement Date" for Suite 410 is January 1, 2000; the Target Commencement Date for Suite 310 is May 1, 2000, and the Target Commencement Date for Suite 200 is May 16, 2000, which dates are only an estimate of the dates the various suites constituting the Premises will be available for Tenant's occupancy.

                Landlord shall have no liability to Tenant and this Lease shall not be void or voidable if the Premises are not delivered to Tenant by the Target Commencement Date. Notwithstanding the foregoing, if Landlord has not substantially completed the tenant improvements in, and delivered possession of, any of the three suites constituting a portion of the Premises to Tenant within one hundred twenty (120) days from the Target Commencement Date for such suite, then at Tenant's option, which must be exercised by written notice given to Landlord within thirty (30) days after the expiration of said 120-day period, this Lease shall terminate and the parties shall have the rights or liabilities which arise at Lease termination as provided herein; provided, if Landlord is unable to deliver possession of any of the three suites constituting a portion of the Premises to Tenant within the 120-day period due to delays caused by Tenant, or material shortages, labor strikes or other reasons beyond Landlord's control, the 120-day period shall be extended by the number of days of delay experienced by Landlord. This Lease shall terminate at 11:59 p.m. on December 31, 2004. Landlord shall confirm the Commencement Date for each of the three suites constituting a portion of the Premises in writing to Tenant.

        2.2 Early Entry. If Tenant is permitted entry to the Premises prior to Commencement Date for the purpose of installing tenant improvements or fixtures or any other purpose permitted by Landlord, such early entry will be at Tenant's sole risk and subject to all the terms and provisions of this Lease as though the Commencement Date had occurred, except for the payment of rent and additional rent, which will commence on the Commencement Date. Tenant, its agents and employees will not interfere with or delay Landlord's completion of construction of any improvements to be made by Landlord. All rights of Tenant under this Section 2.2 will be subject to the requirements of all applicable building codes and zoning requirements, and must not interfere with Landlord obtaining a certificate of occupancy for the Premises. Landlord has the right to impose such additional conditions on Tenant's early entry as Landlord deems appropriate in its sole discretion, and will further have the right to require that Tenant execute an early entry agreement containing such conditions prior to Tenant's early entry.

        2.3 Acceptance of Premises. Landlord shall give Tenant written notice of the completion of each phase of Landlord's obligations described in Sections 2.1 and 7.1 of this Lease. Within ten (10) business days after Landlord gives such notice, Tenant shall inspect the work performed by Landlord pursuant to Section 7.1, and except as Tenant may otherwise notify Landlord in writing within such period, Tenant shall be deemed to have accepted the Premises in their condition at that time. If, as a result of such inspection, Tenant discovers minor exceptions or variations from the plans and specifications for tenant improvements of a nature commonly found on a "punch list" (as that term is used in the construction industry), Tenant shall notify

Landlord of such exceptions within such ten (10) business day period. Landlord shall correct or remedy the exceptions within a reasonable time. The existence of such punch list items shall not postpone the Commencement Date or Tenant's obligation to pay Rent or other charges.

        2.4 Term. The term of this Lease shall commence on the Commencement Date and continue through December 31, 2004, unless sooner terminated or extended as provided in this Lease.

        2.5 Option to Extend.

                a. So long as Tenant is not then in default under this Lease beyond applicable cure periods, and so long as Tenant has not been ten (10) or more days late in payment of rent after written notice thereof more than a total of three (3) times during the term of this Lease, Tenant shall have the right to extend the Lease term for one (1) additional five (5) period(s) (each an "Additional Term") on the terms and conditions stated in this paragraph. To exercise its right to extend this Lease for an Additional Term, Tenant must deliver to Landlord a written notice exercising its rights under this paragraph at least two hundred seventy (270) days, but not more than three hundred sixty
(360) days, prior to the date the Lease term will expire. All the terms and conditions of this Lease shall apply during each Additional Term except (i) the minimum rent shall be an amount mutually agreed to by Landlord and Tenant or determined by arbitration as set forth below, but in no event shall it be less than that due from Tenant immediately prior to the commencement of the Additional Term; (ii) unless otherwise agreed by Landlord in writing, there shall be no further extension options; and (iii) [except as set forth in Section 2.5(e) below,] Landlord shall have no tenant improvement or lease commission obligations with respect to the Premises. When the rental rate for the Additional Term is determined, either by agreement of the parties or pursuant to arbitration as provided below, Landlord and Tenant shall enter into a lease extension agreement setting forth the new minimum rent for the Premises and such other terms as may be applicable. If at the time Tenant delivers to Landlord its written notice electing to extend this Lease term, or at any time between such date and the commencement date of the Additional Term, Tenant defaults under this Lease and fails to cure the default within the applicable cure period, if any, Landlord shall have the option to declare Tenant's notice of exercise null and void by written notice to Tenant, in which case the Lease term shall expire on the expiration of the then current Lease term.

                b. If Tenant exercises an extension right under this paragraph, the minimum rent for the Additional Term shall be the then "fair market rent" (defined below) for the Premises. For purposes of this Lease, the term "fair market rent" shall mean the triple net rate per rentable square foot that willing, non-equity, non-renewal tenants are paying for comparable space in the building and in comparable buildings in the Kirkland-Bellevue areas for leases having a five-(5) year term without including the value of any improvements paid for by Tenant (but including any improvements made by Tenant at the commencement of the initial Lease term). Landlord shall advise Tenant in writing of Landlord's determination of fair market rent for the Premises not later than thirty (30) days after Tenant exercises its extension right. Within thirty (30) days after receiving Landlord's determination of fair market rent, Tenant shall notify Landlord in writing whether or not Tenant accepts Landlord's determination of fair market rent. If Tenant disagrees with Landlord's determination of fair market rent, Tenant shall advise Landlord of Tenant's determination of fair market rent in the notice required pursuant to the preceding sentence. If Tenant fails to so notify Landlord prior to expiration of its thirty (30) day period to respond to Landlord's notice, then Tenant shall be deemed to have approved Landlord's determination, unless otherwise agreed in writing by Landlord and Tenant. If Tenant does not accept Landlord's determination of fair market rent, the parties shall promptly meet and attempt to resolve their differences.

                If the parties have not agreed on the fair market rent within sixty (60) days after Tenant has exercised its renewal right, then unless otherwise agreed in writing by the parties, the parties shall submit the matter to arbitration in accordance with the terms of paragraph (c) below. The last day of such period shall be referred in this Lease as the "Arbitration Commencement Date."

                c. The arbitration will be conducted by three MAI real estate appraisers who have been active over the five (5) year period ending on the Arbitration Commencement Date in the appraisal of office properties in the Kirkland-Bellevue area. One appraiser will be selected by Tenant, one appraiser will be selected by Landlord, and the third will be selected by the two appraisers so chosen. If the two appraisers chosen by the parties cannot agree on a third appraiser within ten (10) days after the date the second appraiser has been appointed, the third appraiser will be appointed by the Seattle office of the American Arbitration Association upon the application of either party. Each party shall select its appraiser within ten (10) days after the Arbitration Commencement Date. If either party fails to select its appraiser within such ten
(10) day period, and the other party duly selects its appraiser, then the appraiser selected by the other party shall be the sole arbitrator for determining fair market rent. With twenty (20) days after the selection of the third appraiser (or if only one appraiser is to render the decision, within twenty (20) days after the last day of the above-referenced ten (10) day period), the appraiser(s) shall determine fair market rent. The decision of a majority of the appraisers shall control. If a majority of the appraisers do not agree within the stipulated time period, then each appraiser shall in writing render his or her separate determination as to fair market rent within five (5) days after the expiration of the twenty (20) day period. In such case, the three determinations shall be averaged to determine the fair market rent; however, if the lowest fair market rent or the highest fair market rent is ten percent (10%) lower or higher, as applicable, than the middle fair market rent, then the low fair market rent and/or the high fair market rent, as applicable, shall be disregarded and the remaining fair market rent(s) will be averaged in order to establish the fair market rent.

                d. Both parties may submit any information to the arbitrators for their consideration, with copies to the other party. The arbitrators shall have the right to consult experts and competent authorities for factual information or evidence pertaining to the determination of fair market rent. The arbitrators shall have no power to modify the provisions of this Lease. The determination of the arbitrators will be final and binding upon Landlord and Tenant. The cost of the arbitration will be paid by Landlord if the fair market rent is ninety percent (90%) or less than the fair market rent specified in the notice given by Landlord to Tenant; by Tenant if the fair market rent is one hundred ten percent (110%) or more than the fair market rent specified in the notice given by Tenant to Landlord; and otherwise shall be shared equally by Landlord and Tenant.

                e. This option to extend is personal to Tenant and cannot be transferred without Landlord's consent in accordance with this Lease, except that a Transferee who satisfies the requirements of Sections 11.2 or 11.7 below will also receive a transfer of this option to extend.

        2.6 Right of First Offer. Tenant is granted a right of first offer to all (but not less than all) of Suite 222 (currently lease by Novell), Suite 300 (currently leased by Inteliant) and Suite 400 (currently leased by Pivotal) in Building III of the Park if such space becomes available for lease during the initial term of the Lease, provided that Tenant is not then in default under this Lease beyond any applicable cure period, and provided that Tenant is not then subleasing and has not then assigned any interest in its space in the Park except as permitted in Section 11.7. The right of first offer is granted subject to the existing rights of the tenants of Suites 400 and 222 to exercise current rights to extend lease terms which may apply to such suites. Landlord shall provide Tenant with written notice promptly upon learning that all of any of the three foregoing suites in Building III will be available for lease, and propose a fair market rent and other lease terms and conditions ("Landlord's Notice"). If Tenant fails to provide written notice within five (5) days after receipt of Landlord's Notice that it wishes to negotiate for the lease of any such space, the right of first offer shall expire with respect to the suite in question. If Tenant provides Landlord with a written reply within five days of receiving Landlord's Notice that Tenant wishes to negotiate for the lease of the suite coming available, then Landlord and Tenant shall promptly commence negotiations for Tenant's lease of that suite. If Landlord and Tenant do not execute a mutually acceptable lease for the suite, under which Tenant will actually occupy the premises, within fourteen (14) days after Landlord's Notice to Tenant under this paragraph, then the right of first offer shall expire, and Landlord may lease such suite to other tenants.

                               SECTION III - RENT

        3.1 Minimum Rent. Tenant shall pay to Landlord, c/o JSH Properties, Inc., at 10220 N.E. Points Drive, Suite 203, Kirkland, Washington 98033, or to such other entity or address as may be specified by Landlord from time to time, without any set off or deduction whatsoever, as fixed minimum rent, in the amounts specified below. Tenant shall commence paying rent on a particular suite constituting a portion of the Premises on the earlier to occur of (a) the date Tenant occupies the suite for a primary use other than performing tenant improvement work, or (b) three (3) days after Landlord notifies Tenant that Landlord substantially completed the tenant improvements in the suite. Fixed minimum rent shall be payable in the triple net amounts specified below.

        Commencement  Date through  12/31/00 for          $24.00 nnn per  rentable  square  foot
        all    suites   for   which   the   rent          (rsf)
        obligation has commenced
        1/1/01 - 12/31/01                                 $25.00 nnn per rsf
        1/1/02 - 12/31/02                                 $26.00 nnn per rsf
        1/1/03 - 12/31/03                                 $27.00 nnn per rsf
        1/1/04 - 12/31/04                                 $28.00 nnn per rsf

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

        Monthly installments of fixed minimum rent are due on or before the first day of each month of the Lease term. Rent for partial months shall be prorated. The minimum rent is referred to herein as "rent," and it does not include the additional rent payable by Tenant pursuant to this Section III. Upon execution of this Lease, Tenant shall deposit with Landlord first month's rent.

        Tenant shall receive a rent credit of $5,000 per month from the Commencement Date until the earlier to occur of (a) the date which is four (4) months after the Commencement Date, or (b) the date Tenant ceases business operations in its space at 10800 NE 8th Street in Bellevue, Washington. The rent credit is provided to reimburse Tenant for a portion of its additional cost in continuing dual fiber optic service until it has vacated its current premises.

        3.2 Additional Rent. In addition to rent, all other sums to be paid or reimbursed by Tenant to Landlord, whether or not so designated, are "additional rent" for the purposes of this Lease. If Tenant defaults in the performance of any of its obligations hereunder, Landlord may, but shall not be obligated to, perform such obligations, and the cost thereof to Landlord shall also be additional rent. Unless otherwise specifically provided in this Lease, Tenant shall pay Landlord all additional rent within ten (10) days after Landlord's demand.

        3.3 Tenant's Contributions.

                3.3.1 On or before the Commencement Date, and no more than ninety (90) days after the commencement of each calendar year thereafter, Landlord will notify Tenant in writing of Landlord's estimate of Tenant's Share of estimated "Operating Costs" and "Real Property Taxes" (such terms are defined in Section 3.3.2 below) for the then current calendar year (or part thereof), which amount Tenant shall pay in advance in twelve (12) equal monthly installments, due and payable without set-off or deduction, on the first (1st) day of each calendar month. As used herein, the term "Tenant's Share" is determined by multiplying the cost to be shared by a fraction, the numerator of which is the rentable area of the Premises from time to time and the denominator of which is the rentable area of the Building (82,013 rentable square feet) for expenses related to the Building, and the rentable area of the Park (274,406 rentable square feet) for expenses related to the Park. Upon full occupancy of the Premises, Tenant's share of the Building shall be 53.7% and Tenant's share of the Park shall be 16.05%, based on current configurations of the Building and of the Park. Tenant's share of the Building and of the Park shall be adjusted as and when the rentable area of the Building or of the Park changes. Within ninety
(90) days after the end of each year, Landlord will compute Tenant's Share for such year (or portion thereof) based on actual costs and provide to Tenant an itemized statement (a "Statement") of Tenant's Share for such year. If Tenant's Share of amounts due for such year is greater than the amounts already paid by Tenant pursuant to this Section 3.3, Tenant shall pay Landlord any deficiency within ten (10) business days of receipt of written notice.

                If the total amount paid for such year exceeds Tenant's Share, then Landlord shall credit such excess to the payment of rent and additional rent which may thereafter become due, provided, however, upon the expiration or sooner termination of the Lease term, Landlord shall refund such excess to Tenant, provided that Landlord may offset any sums owing to Tenant against sums then owed by Tenant to Landlord. If at any time (but not more than once each


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

calendar year) Landlord obtains additional information regarding expenses, Landlord may at its election adjust the amount of the monthly installments due during the balance of the year to reflect such additional information, by giving Tenant written notice thereof, which notice shall also state the amount of the deficiency, if any, in the prior monthly payments for the calendar year. Tenant shall pay any such deficiency within twenty (20) days of its receipt of the notice and shall make the adjusted monthly payments for the remainder of the calendar year. At any time within eighteen (18) months after a Statement for any particular calendar year is provided to Tenant, upon twenty (20) days prior written notice and during normal business hours at Landlord's office or at such other place as Landlord shall reasonably designate, Tenant shall be entitled to inspect and examine the books and records of Landlord related to the determination of any sums payable by Tenant pursuant to this Section 3.3 which are the subject of the applicable Statement.

                If, after inspection and examination of such books and records, Tenant disputes the amounts paid by Tenant pursuant to this Section 3.3, Tenant by written notice to Landlord, may request an independent audit of such books and records. The independent audit of Landlord's books and records shall be conducted by a certified public accountant designated by Tenant and reasonably acceptable to Landlord. The audit shall be limited to the determination of the amount of any or all items payable by Tenant pursuant to this Section 3.3 for the subject calendar year. If the audit discloses any amounts billed to and paid by Tenant which are incorrect, the appropriate party shall pay to the other party the deficiency or overpayment, as applicable, within thirty (30) days after the results of the audit have been disclosed to both parties, unless Landlord disputes the results of the audit within sixty (60) days of receipt of the results of the audit, in which case, Landlord and Tenant shall agree upon a national accounting firm to review and verify the Operating Costs, and provide the results to Landlord and Tenant (the "Reconciliation Audit"). The determination as set forth in the Reconciliation Audit shall be binding upon Landlord and Tenant. If the Reconciliation Audit is performed, Landlord and Tenant shall each pay one-half of the cost of the Reconciliation Audit. The exercise by Tenant of its audit rights hereunder shall not relieve Tenant of its obligations to pay prior to the request for and inspection and examination of Landlord's books and records or permit Tenant the right to audit any other sums. Additionally, Tenant agrees and acknowledges that various tenants' lease provisions in the Building related to Operating Costs vary, and that the audit right is set forth herein in the review of books and records shall be confidential. With the exception of Tenant's auditors, Tenant shall not disclose or discuss the audit or the results of the audit to any third parties, including but not limited to any other tenants in the Building or the Park. All costs and expenses of the audit shall be paid by Tenant unless the audit shows that Landlord overstated Tenant's Share of the subject calendar year by more than five percent (5%) of the actual amount payable by Tenant, in which case Landlord shall pay all costs and expenses of the audit.

                Notwithstanding any of the foregoing, Tenant shall not be entitled to inspect or audit the books and records of Landlord more frequently than once each calendar year.

                3.3.2 For purposes of this Section 3.3, the following definitions apply:

                        (i) "Operating Costs" shall mean all expenses paid or incurred by Landlord or charged to Landlord for maintaining, operating, repairing, replacing and administering the Building, the Park or both (including common areas and facilities), and the personal property used in conjunction therewith, together with a sum equal to five percent (5%) of the cost thereof (exclusive of Real Property Taxes and professional management fees) as an administrative fee, including, without limitation, the costs of refuse collection, water, sewer, electricity, heat, air conditioning, fuel, light, fire protection, and other utilities; services; supplies; janitorial and cleaning services; window washing; snow, garbage and refuse removal; security services and systems; resurfacing, repair, maintenance, painting, lighting, cleaning, striping and securing parking facilities; elevator operation, repair and maintenance; landscape maintenance; services of independent contractors; compensation (including employment taxes and fringe benefits) of all persons who perform duties in connection with the operation, maintenance, repair, replacement and administration of the Park, the Building or both, their equipment and common areas and facilities; insurance premiums for all insurance carried with respect to the Building or the Park; licenses, permits and inspection fees (but not Landlord's general business license and related fees); subsidies and other payments required by public bodies, including those for traffic signals and controls and for fire protection; professional management fees (in amounts competitive with those charged by third party property managers in connection with the management of comparable first class office properties); legal and accounting expenses; and all other expenses or charges whether or not hereinabove described which, in accordance with generally accepted accounting and management practices, would be considered an expense of maintaining, operating, repairing, replacing and administering the Building or the Park, but excluding: (a) costs of any special services rendered to individual tenants (including Tenant) for which a special charge is made; (b) Real Property Taxes; (c) depreciation or amortization of costs required to be capitalized in accordance with generally accepted accounting practices (except Operating Costs shall include amortization over their useful life, on a straight line basis, of capital improvements made subsequent to the date the last party executes this Lease which are either designed with a reasonable probability of improving the operating efficiency of the Building or the Park, as applicable, or are required to be made to operate the Building or the Park in accordance with applicable federal, state and local laws, regulations, ordinances and codes enacted after the date of this Lease; (d) executive salaries (i.e., salaries of all persons above Building management level); (e) salaries of Building management and service personnel to the extent such personnel perform services not solely in connection with the management, operation, repair or maintenance of the Building or the Park, unless such salaries are prorated to reflect time spent on operating and managing the Building or the Park, vis a vis time spent on matters unrelated to operating and managing the Building or the Park; (f) interest, charges and fees incurred on debt, payments and mortgages owed on the Building or the Park; (g) advertising or promotional expenses with respect to leasing space in or selling the Building or the Park; (h) brokerage, legal and professional fees expended by Landlord in connection with negotiating and entering into any leases and any related instruments with any tenant or other occupant of any portion of the Building or the Project, and the enforcement of any such instruments; (i) interest, penalties or damages incurred by Landlord for late payment of taxes or assessments or under any agreement to which Landlord is a party by reason of the breach or default of Landlord; (j) expenses incurred in connection with relocating tenants in the Building or the Park; and
(k) structural and foundation repairs and roof replacements.

                Operating Costs also shall not include any costs or expenses incurred by Landlord in connection with the initial entitlement, construction or development of the Building pursuant to governmental agreements, rules, codes, rules or statutes, such as the cost of child care facilities; traffic mitigation fees; water and sewage connection, recycling, or housing replacement fees; infrastructure and transportation fees; or art programs. Tenant acknowledges that Operating Costs shall include Tenant's pro rata share of certain costs of maintaining, operating, repairing, replacing and administering the common areas and facilities in the Park.

                        (ii) "Real Property Taxes" shall mean all taxes on the Building, and Landlord's share of any taxes applicable to the Park (including common areas and facilities), and on personal property used in conjunction therewith, including surcharges and all local governmental or quasi governmental improvement and other assessments levied with respect to the Building or the Park and all other property used directly in connection with the operation of the Building or the Park; and any taxes levied or assessed in addition to or in lieu of, in whole or in part, such real or personal property taxes, or any other tax upon leasing of the Building or rents collected therefrom, other than any federal or state income or franchise tax.

        3.4 Late Charge; Interest. If Tenant fails to pay any amount due hereunder within five (5) days of the due date, a late charge equal to five percent (5%) of the unpaid amount shall be assessed and be immediately due and payable. In addition, interest shall accrue on any payment which is more than five (5) days past due at the rate of five percentage points (5%) per annum in excess of the prime business lending rate publicly quoted from time to time in the money rates column of the Wall Street Journal, calculated from the date the payment was due to the date of payment. If the Wall Street Journal ceases to quote a prime rate or similar rate, interest calculated under this Section 3.4 shall be based on the prime rate or similar rate of a United States national bank having an office in Seattle, Washington, selected by Landlord. If the foregoing rate exceeds the maximum rate permitted by applicable law, interest shall accrue at the maximum rate so permitted by law, from the date due until paid on any amount not paid when due. Landlord shall have the right to accept rent and all other payments, whether full or partial, and negotiate checks and payments thereof, without any waiver of rights, irrespective of any conditions to the contrary sought to be imposed by Tenant.

                        SECTION IV - CONDUCT OF BUSINESS

        4.1 Use of Premises. Tenant shall use the Premises only for general office and related purposes, excluding medical or dental office, consistent with the operation of a first class office building. Tenant shall not use or permit the use of the Premises for any other business or purpose without Landlord's prior written consent, which consent Landlord may grant or deny in its sole discretion. Tenant shall promptly comply with the rules and regulations of the Building and the Park, as set forth in Exhibit C attached, as the same may be changed from time-to-time by Landlord in its reasonable business judgment upon reasonable notice to Tenant. Tenant shall not permit any public or private nuisance to occur on the Premises, or any other act or circumstance which disturbs the quiet enjoyment of any occupant of the Building or the Park.

        4.2 Appearance of Premises. Tenant shall maintain the Premises in a clean, orderly and neat fashion to conform with the high standards of the Building and the Park, permitting no odors to be emitted from the Premises and neither commit waste nor permit any waste to be committed thereon. Tenant shall not burn any trash in or about the Premises or permit any accumulation of trash. Tenant shall store all trash, refuse and waste material so as not to constitute a health or fire hazard or nuisance, in adequately covered containers which are located within the Premises which are not visible to the general public or in areas designated by Landlord.

        4.3 Unlawful Use. Tenant shall not use or permit the Premises or any part thereof to be used for any purpose in violation of any municipal, county, state or federal law, ordinance or regulation, or for any purpose offensive to the standards of the community of which the Building is a part, or in any manner which is not in the best interests of the tenants of the Building or the Park. Tenant shall promptly comply, at its sole cost and expense (except as otherwise set forth in this Lease), with all laws, ordinances, and regulations now in force or hereafter adopted and with the requirements of any board of fire underwriters or similar body relating to or affecting the condition, use or occupancy of the Premises.

                Tenant shall not do or permit anything to be done in or about the Premises, nor bring or keep anything therein which will increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering the Building or any part thereof or any of its contents. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for any such policy by reason of Tenant's failure to comply with the provisions of this Section.

        4.4 Liens and Encumbrances. Tenant shall keep the Premises free and clear of all liens and encumbrances arising or growing out of its use and occupancy of the Premises. If any lien is filed against the Premises, the Building or the Park as a result of the acts action or inaction of Tenant, Tenant shall upon demand post a bond and cause such lien to be removed in accordance with State law; provided that, at Tenant's option, or if required by Landlord to expedite the necessary security, provide Landlord with cash or other security acceptable to Landlord in an amount equal to one and one-half (1-1/2) times the amount of the claimed lien as security for its prompt removal. Landlord shall have the right to disburse such security to cause the removal of the lien if a judgment is entered against Tenant in the lien proceeding, if such lien causes difficulties for Landlord in connection with its financing of the Building or if Tenant is otherwise in default under this Lease.

        4.5 Hazardous Substances. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances or materials within the Premises, the Building or the Park. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Project any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials.

                Without limitation, hazardous substance and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., any applicable state or local laws and the regulations adopted under these acts, the Washington Model Toxics Control Act, RCW Chapter 70.105D, and asbestos. If any lender or governmental agency should shall ever require testing to ascertain whether or not there has been any release of hazardous materials by Tenant or its employees, agents, contractors, invitees or licensees anywhere in the Park, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional rent if such requirement applies to the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in the Lease from any release of hazardous materials on the Premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the Lease term. Tenant shall indemnify, defend and hold harmless Landlord from any and all claims, damages, fines, judgments, penalties, liabilities or losses (including, without limitation, a decrease in the value of the Premises or Building, damages caused by loss or restriction of rentable or usable space, or any damages caused by adverse impact on marketing of the space and any and all sums paid for settlement of claims, litigation expenses, attorneys' fees, consulting and expert fees) of whatever kind or nature, known or unknown, contingent or otherwise, arising during or after the Lease term and arising as a result of that contamination by Tenant. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal or restoration mandated by federal, state or local agency or political subdivision. Without limiting the foregoing, if Tenant causes or permits the presence of any hazardous substance on the Premises or the Building that results in contamination, Tenant shall promptly, at its sole expense, take any and all necessary actions to return the Premises or Building to the condition existing prior to the presence of any such hazardous substance on the Premises or Building. Tenant shall first obtain Landlord's approval for any such remedial action.

                To the actual knowledge of Landlord no Hazardous Materials are present on the Premises or the Park in any manner or quantity that would violate any applicable law or regulation. Landlord has made available to Tenant all reports and environmental assessments of the Premises or the Park conducted at the request of or otherwise available to Landlord and Landlord has complied with all environmental disclosure obligations imposed upon Landlord by applicable law with respect to this transaction.

        4.6 Signs. Tenant shall not erect or place, or permit to be erected or placed, or maintain any signs of any nature or kind whatsoever on the exterior walls or windows of the Premises or elsewhere in the Park, except in compliance with this paragraph. Tenant agrees to abide by all signing rules and regulations, if any, promulgated by Landlord. Landlord agrees to provide Tenant with the following signage identifying Tenant as an occupant of the Building in size, color and style acceptable to Landlord:

                a. One (1) Building standard sign on the plaza level lobby directory.

                b. One (1) Building standard sign at the main entry to the Premises.

                c. One (1) building exterior sign, at Tenant's expense, subject to Landlord's and Tenant's mutual agreement on the location, size, design and appearance of the sign. All

Tenant's signage shall comply with all applicable governmental laws, regulations, ordinances and codes.

                     SECTION V - UTILITIES AND OTHER CHARGES

        5.1 Utilities and Services.

                5.1.1 In accordance with Section 3.3 of this Lease, as additional rent, Tenant shall pay Tenant's Share of all charges for heat, water, light, gas, electricity, sewer, garbage, fire protection and any other utilities and/or services used or consumed on or supplied to the Building and/or the Park, including the Premises, and not separately metered or charged to Tenant or any other tenant of the Building or the Park. Tenant shall be solely responsible for and shall promptly pay when due all charges for telephone and all other charges which are separately metered or charged to the Premises.

                5.1.2 Landlord shall cause the public and common areas of the Building and the Park, such as lobbies, elevators, stairs, corridors and restrooms, to be maintained in reasonably good order and condition, except for damage occasioned by any act or omission of Tenant or Tenant's officers, contractors, agents, invitees, licensees or employees, the repair of which latter damage shall be paid for by Tenant. Twenty-four (24) hours per day, seven
(7) days per week, Tenant shall have access to the Premises (subject to such Building and Park security systems and procedures as may be in place from time to time), and Tenant shall have available to it water and electrical service for lighting and operation of 110-volt office machines. From 7:00 a.m. to 6:00 p.m. on weekdays (i.e., Monday through Friday) and 8:00 a.m. to 1:00 p.m. on Saturdays, excluding legal holidays and holiday weekends (collectively "Normal Business Hours"), Landlord shall furnish the Premises with heat and air conditioning services. If requested by Tenant, Landlord shall furnish such services at times other than Normal Business Hours, and Tenant shall pay for the cost of such after-hours services at rates established by Landlord from time to time. Landlord's current hourly rates for after hours heating and air conditioning services is $50.00 per hour.

                Landlord will provide janitorial services customary for first class buildings comparable to the Building in quality and location. If Tenant requires excessive or specialized janitorial services, Tenant shall promptly pay Landlord the additional costs and expenses incurred by Landlord in providing such services.

                The Building standard mechanical system is designed to accommodate heating loads generated by lights and equipment using up to 2.5 watts per square foot. Before installing lights and equipment in the Premises which in the aggregate exceed such amount, Tenant shall obtain the written permission of Landlord. Landlord may refuse to grant such permission unless Tenant agrees to pay the cost of installing supplementary air conditioning units or electrical systems as necessitated by such equipment or lights. In addition, Tenant shall pay to Landlord in advance, on the first day of each month during the Lease term, the amount estimated by Landlord as the cost of furnishing electricity for the operation of such equipment or lights and the amount estimated by Landlord as the costs of operation and maintenance of supplementary air conditioning units or electrical systems as necessitated by Tenant's use of such equipment or lights. Landlord shall be entitled to install and operate at Tenant's cost a monitoring/metering system in the Premises to measure the added demands on electricity, heating, ventilation, and air conditioning systems resulting from such equipment and lights and from Tenant's after-hours heating, ventilation and air conditioning service requirements.

                Tenant shall comply with Landlord's instructions, rules and regulations for the use of drapes, blinds and thermostats in the Building.

                Landlord shall not be liable for any loss, injury or damage to person or property caused by or resulting from any variation, interruption, or failure of such services due to any cause whatsoever, or from failure to make any repairs or perform any maintenance unless such was caused by the gross negligence or intentional misconduct of Landlord or Landlord's agents or employees. No temporary interruption or failure of such services incident to the making of repairs, alterations or improvements, or due to accident, strike or conditions or other events beyond Landlord's reasonable control shall be deemed an eviction of Tenant or to relieve Tenant from any of Tenant's obligations hereunder or to give Tenant a right of action against Landlord for damages.

        5.2 Licenses and Taxes. Tenant shall be liable for, and shall pay throughout the term of this Lease, all license and excise fees and occupation taxes covering the business conducted on the Premises and all personal property taxes levied with respect to all personal property located at the Premises. If any governmental authority levies a tax or license fee on rents payable under this Lease or rents accruing from use of the Premises or a tax or license fee in any form against Landlord or Tenant because of or measured by or based upon income derived from the leasing or rental thereof (other than a net income tax on Landlord's income), or a transaction privilege tax, such tax or license fee shall be paid by Tenant, either directly if required by law, or by reimbursing Landlord for the amount thereof upon demand.

                          SECTION VI - LETTER OF CREDIT

        6.1 [Intentionally omitted.]

        6.2 Letter of Credit. Within ten (10) days after mutual execution of this Lease, Tenant shall cause to be delivered to Landlord an irrevocable, unconditional, transferable standby Letter of Credit in the initial sum of $1,600,000.00 naming Landlord as beneficiary, issued by a lender acceptable to Landlord and otherwise substantially in the form of attached Exhibit E (the "Letter of Credit"). At least thirty (30) days prior to the expiration of the Letter of Credit, Tenant shall be obligated to deliver to Landlord a renewal Letter of Credit satisfying the terms of this Section 6.2. If no such renewal Letter of Credit is provided, it shall be a material default of this Lease, and no cure period shall apply to such default. Tenant shall be required to maintain the Letter of Credit for a period of six (6) months after termination of this Lease. The Letter of Credit shall be governed by the rules of the International Standby Practices of 1998 or such later revision as may be published by the Institute of International Banking Law and Practice.

                Provided that Tenant is not then in default under this Lease, the Letter of Credit may be reduced to the sum of $1,200,000 beginning on or after January 1, 2003, and it may be further reduced to $800,000 beginning on or after January 1, 2004. The Letter of Credit shall remain in place through the Lease term. If Tenant breaches any covenant or condition of this Lease, including but not limited to the payment of rent or additional rent, and fails to cure such breach within any cure period provided in this Lease, Landlord may draw on the Letter of Credit and apply any sums so drawn to reimburse itself for any damages suffered as a result of Tenant's breach, regardless of whether Landlord has previously taken any other action against Tenant. After drawing any sums under the letter of credit, Landlord shall deposit such sums in an interest-bearing account until the sums are paid out or retained by Landlord. Any payment to Landlord from the Letter of Credit shall not be construed as a payment of liquidated damages for any default.

                    SECTION VII - COMPLETION AND ALTERATIONS

        7.1 Delivery of Premises. Landlord shall deliver the Premises to Tenant in a condition in accordance with Exhibit D attached.

        7.2 Alterations by Tenant. Tenant shall not make any alterations, additions or improvements in or to the Premises without first submitting to Landlord professionally-prepared plans and specifications for such work and obtaining Landlord's prior written approval thereof. Landlord shall not unreasonably withhold its approval to alterations proposed by Tenant which are nonstructural and which do not affect any Building systems. Tenant covenants that it will cause all such alterations, additions and improvements to be performed at Tenant's sole cost and expense by Landlord or a contractor approved by Landlord in advance (in the exercise of Landlord's reasonable business judgment) and in a manner which: (a) is consistent with the Landlord-approved plans and specifications and any conditions imposed by Landlord in connection therewith; (b) is in conformity with commercial standards; (c) includes acceptable insurance coverage for Landlord's benefit; (d) does not affect the structural integrity of the Building; (e) does not unreasonably disrupt the business or operations of adjoining tenants; and (f) does not invalidate or otherwise affect the construction and systems warranties then in effect with respect to the Park. With respect to any alterations, additions and improvements made by Landlord for Tenant, Tenant shall pay Landlord a supervision fee in an amount equal to five percent (5%) of the cost of design, permitting and construction of the alterations, additions and improvements. Tenant shall secure all governmental permits and approvals, as well as comply with all other applicable governmental requirements and restrictions.

                All alterations, additions and improvements (expressly including all light fixtures, heating, ventilation and air conditioning units and floor coverings), except trade fixtures and appliances and equipment not affixed to the Premises, shall immediately become the property of Landlord without any obligation on its part to pay therefor (other than the Allowance described in Exhibit D). At the termination of the Lease, Tenant shall remove all cable and conduit installed, unless otherwise directed by Landlord, but Tenant shall not be required to remove any other improvements on the termination of this Lease unless Landlord informs Tenant at the time of approving such improvements that Tenant will be required to remove them at the termination of this Lease.

                     SECTION VIII - MAINTENANCE OF PREMISES

        8.1 Care of Premises. Tenant shall take good care of the Premises and shall reimburse Landlord for all damage done to the Building, the Park or the Premises not covered by insurance and occasioned by any act or omission of Tenant or Tenant's officers, employees, contractors, agents, invitees, licensees or employees, including, but not limited to, cracking or breaking of glass. If Tenant fails to take good care of the Premises, subject to normal wear and tear, Landlord, at its option after giving Tenant the notice required in this Lease for nonmonetary defaults, may do so, and in such event upon receiving written statements from Landlord, Tenant shall promptly pay the entire cost thereof as additional rent. Landlord shall have the right to enter the Premises for such purposes.

        8.2 Repairs by Landlord; Maintenance and Repair Charges. Except for repairs which are Tenant's responsibility under Section 8.1 above, all normal repairs necessary to maintain the Premises and the Building in a reasonable condition as a first class office building, as determined by Landlord in the reasonable exercise of its discretion, shall be performed by Landlord and the costs incurred by Landlord in so doing shall be reimbursed to Landlord as an Operating Cost in accordance with Section 3.3 above. Except as provided in
Section XII below, there shall be no abatement of rent or additional rent and no liability to Landlord under any circumstances by reason of any loss of or any injury to property, lost profits, or for injury to or interference with Tenant's business arising from the making of or Landlord's failure to make any repairs, alterations or improvements or reduction of rent arising by reason of Landlord's making of repairs, alterations or improvements. Landlord shall seek to make repairs, alterations and improvements after written notice from Tenant in a manner that will minimize material injury to property, lost profit, or injury to or interference with Tenant's business. Landlord shall be responsible for structural and foundation repairs and roof replacement, the cost of which shall not be reimbursed to Landlord as an Operating Cost.

        8.3 Surrender of Premises. At the expiration or sooner termination of this Lease, Tenant shall return the Premises to Landlord in the same condition in which received (or, if altered, then the Premises shall be returned in such altered condition unless otherwise directed by Landlord under terms of Section 7.2), reasonable wear and tear excepted. Prior to such return, Tenant shall remove its trade fixtures and appliances and equipment which have not been attached to the Premises, and shall restore the Premises to the condition they were in prior to the installation of said items. In no event shall Tenant remove floor coverings; heating, ventilating and air conditioning equipment; lighting equipment or fixtures; wall coverings; window coverings; or other operating equipment. Tenant's obligation to perform this covenant shall survive the expiration or termination of this Lease.

                            SECTION IX - COMMON AREAS

        9.1 Control of Common Areas by Landlord. During the term of this Lease, Tenant and its employees, customers and invitees, shall have the non-exclusive right to use all entrances, lobbies and other public areas of the Building and the Park (the "Common Areas"), in common with Landlord, other Building and Park tenants and their respective employees, customers and invitees. Landlord at all times shall have the exclusive control and management of the Common

Areas and no diminution of the Common Areas shall be deemed a constructive or actual eviction of Tenant or entitle Tenant to compensation or a reduction or abatement of rent. Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations regarding the use of the Common Areas and the right to change the area, level, location and arrangement of the Common Areas.

        9.2 Parking. Ninety-seven (97) covered parking stalls in the Building parking garage have been allocated to the Premises and forty (40) parking stalls elsewhere in the Park have been allocated to the Premises. All of the stalls allocated to the Premises are unreserved and available on a first come, first served basis. Tenant shall cause its employees and invitees to comply with such rules and regulations from time-to-time promulgated with respect to the parking areas of the Building and the Park. Tenant shall pay for covered parking stalls at the initial rate of forty dollars ($40) per stall per month. Thereafter, Landlord may increase the cost of covered parking stalls to the fair market rental value of such stalls. Landlord may charge the fair market rental value for uncovered parking stalls, provided that (i) the initial charge for such stalls shall not exceed twenty five dollars ($25) per stall, (ii) Landlord is charging all tenants in the Park using uncovered parking stalls (unless Landlord cannot under the terms of a lease existing as of the mutual execution of this Lease), and (iii) any increase above the initial charge per parking shall be limited to twenty five percent (25%) per year, cumulative, during the Lease term. If Tenant exercises any option to renew this Lease, then the limitations on parking charges which may be made by Landlord under this Lease shall not apply during any renewal term, notwithstanding any language in Section 2.6 to the contrary, and Tenant shall pay for covered and uncovered parking at the then fair market rental rate during the renewal term.

                       SECTION X - INSURANCE AND INDEMNITY

        10.1 Indemnification. Landlord shall not be liable for any injury to any person, or for any loss of or damage to any property (including property of Tenant) occurring in or about the Premises from any cause whatsoever, other than the negligence or intentional misconduct of Landlord or its employees or agents. Tenant shall indemnify, defend and save Landlord, its officers, agents, employees and contractors, and other tenants and occupants of the Park, harmless from all losses, damages, fines, penalties, liabilities and expenses (including Landlord's personnel and overhead costs and attorneys' fees and other costs incurred in connection with such claims, regardless of whether claims involve litigation) resulting from any actual or alleged injury to any person or from any actual or alleged loss of or damage to any property alleged to be attributable to Tenant's operation or occupation of the Premises or caused by or resulting from any act or omission of Tenant or any licensee, assignee, or concessionaire, or of any officer, agent, employee, guest or invitee of any such person in or about the Premises, including, but not limited to, the deposit or release of hazardous or toxic materials or substances or Tenant's breach of its obligations hereunder. Tenant agrees that the foregoing indemnity specifically covers actions brought by its own employees. Notwithstanding any of the foregoing, if losses, liabilities, damages, liens, costs and expenses so arising are caused by the concurrent negligence of both Landlord and Tenant, their employees, agents, invitees and licensees, Tenant shall indemnify Landlord only to the extent of Tenant's own negligence or that of its officers, agents, employees, guests or invitees.

                As between Landlord and Tenant, the foregoing indemnity is specifically and expressly intended to constitute a waiver of Tenant's immunity under Washington's Industrial Insurance Act, RCW Title 51, for the sole purpose of and only to the extent necessary to provide Landlord with a full and complete indemnity from claims made against Landlord by Tenant's employees. The indemnification provided for in this Section with respect to acts or omissions during the term of this Lease shall survive termination or expiration of this Lease. Tenant shall promptly notify Landlord of casualties or accidents occurring in or about the Premises. LANDLORD AND TENANT ACKNOWLEDGE THAT THE INDEMNIFICATION PROVISIONS OF THIS SECTION 10.1 WERE SPECIFICALLY NEGOTIATED AND AGREED UPON BY THEM.

        10.2 Insurance. Tenant shall, at its own expense, maintain comprehensive or commercial general liability insurance with broad form and stop gap (employer's liability) endorsements in minimum limits of $2,000,000 per occurrence for property damage or loss and minimum limits of $2,000,000 per occurrence for personal injuries and death, to indemnify Landlord, Tenant and any lender designated by Landlord ("Lender") against claims, demands, losses, damages, liabilities and expenses. Landlord shall have the right to periodically review the appropriateness of such limits in view of changing industry conditions and court decisions and to require a reasonable increase in such limits upon ninety (90) days prior written notice to Tenant. Landlord and Lender shall be named as additional insureds and shall be furnished with a copy of such policy or policies of insurance which shall bear an endorsement that the same shall not be canceled nor materially reduced in coverage or limits without thirty (30) days prior written notice to Landlord and Lender.

                During the Lease term, Tenant shall also maintain at its own expense insurance covering its furniture, fixtures, equipment and inventory and all improvements which it makes to the Premises in an amount equal to the full insurable value thereof, against fire and such other perils as are covered by an all risk policy with plate glass endorsement, including all glass on the Premises. All insurance required under this Lease shall (a) be issued by insurance companies authorized to do business in the State of Washington and having a financial rating of at least A, Class X status, as rated in the most recent edition of Best's Insurance Reports, or with companies otherwise acceptable to Landlord; (b) be issued as a primary policy, or under the blanket policy, not contributing with and not in excess of coverage which Landlord may carry; (c) in the case of the liability policy, contain a contractual liability coverage endorsement covering Tenant's indemnification duty; and (d) have deductibles approved by Landlord in its reasonable discretion. If Tenant fails to maintain such insurance, Landlord may do so, and Tenant shall reimburse Landlord for the full expense thereof upon demand.

                During the term of this Lease, Landlord shall maintain special extended coverage casualty insurance on the Building in the amount of the replacement cost of the Building, and on such other terms as Landlord deems appropriate. Landlord may also maintain other insurance coverage for the Building or the Park, including commercial general liability insurance and loss of rents insurance, in such amounts and on such terms as Landlord's lender may require or as Landlord shall otherwise deem prudent in the exercise of its business judgment.

        10.3 Increase in Insurance Premiums. Tenant shall not keep, use, sell or offer for sale in or upon the Premises any article which is prohibited by Landlord's insurance policy. Tenant shall pay immediately any increase in Landlord's premiums for insurance during the term of this Lease which results from Tenant's occupancy or use of the Premises. In determining whether increased premiums are the result of Tenant's use of the Premises, a schedule, issued by the organization establishing the insurance rate on the Premises showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up the insurance rate on the Premises.

        10.4 Waiver of Subrogation. Neither Landlord nor Tenant shall be liable to the other party or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or tangible personal property of the other occurring in or about the Premises, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees, if such loss or damage is covered by insurance benefiting the party suffering such loss or damage or was required to be covered by insurance under terms of this Lease. Each party shall cause each insurance policy obtained by it to contain the waiver of subrogation clause.

                     SECTION XI - ASSIGNMENT AND SUBLETTING

        11.1 Assignment or Sublease. Tenant shall not voluntarily, involuntarily or by operation of law, assign, sell, pledge, transfer, mortgage or encumber this Lease or any interest therein, or sublet the whole or any part of the Premises (any of which events being a "Transfer" and any such assignee, purchaser, mortgagee, pledgee or other transferee being a "Transferee" for purposes of this Section XI) without first obtaining Landlord's written consent, which shall not be unreasonably withheld if all of the following conditions precedent are fully and completely satisfied, but which otherwise may be withheld by Landlord in its sole discretion:

                (a) The proposed Transferee is at least as creditworthy as Tenant when Tenant entered into this Lease, and satisfies Landlord's then current credit standards for tenants of the Building and the Park, and in Landlord's opinion has the financial strength and stability to perform all obligations under this Lease to be performed by Tenant as and when they fall due.

                (b) The proposed Transferee will use the Premises for a purpose which in Landlord's reasonable opinion (i) is lawful, (ii) is consistent with the permitted use of the Premises under this Lease, (iii) is consistent with the general character of business carried on by tenants in similar office buildings,
(iv) does not conflict with any exclusive rights or covenants not to compete in favor of any other tenant or proposed tenant in the Building and the Park, (v) will not increase the likelihood of damage or destruction, (vi) will not increase the rate of wear and tear to the Premises or common areas, (vii) will not likely cause an increase in insurance premiums for insurance policies applicable to the Building (unless the proposed Transferee agrees to pay such additional cost), and (viii) will not require new tenant improvements incompatible with then existing Building systems and components.

                (c) Tenant pays to Landlord all of Landlord's reasonable attorneys' fees and costs incurred in connection with negotiation, review and processing of the Transfer, plus a processing fee of $1,000.

                (d) At the time of the proposed Transfer, Tenant is not in default under or in breach of any term, provision or covenant of this Lease.

                (e) In Landlord's business judgment: (i) the proposed Transferee must have a business reputation and financial strength equal to or better than the Tenant at the time of mutual execution of this Lease, and (ii) the proposed transfer shall not create an undesirable mix of tenants at the Park.

                (f) At least seventy-five percent (75%) for the rentable area of the Building and the Park is leased to paying tenants.

                (g) The Transfer will not otherwise have or cause a material adverse impact on Landlord's interests in the Park, the Building or the Premises.

Tenant shall demonstrate that each of the foregoing conditions is satisfied as a condition to any permitted transfer. No Transfer shall relive Tenant of any liability under this Lease. Consent to any Transfer shall not operate as a waiver of the necessity of a consent to any subsequent Transfer, and the terms of such consent shall be binding upon any Person holding by, under or through Tenant.

        11.2 Entity Ownership. The cumulative transfer (i.e. in one or more sales or transfers, by operation of law or otherwise) of an aggregate of fifty percent (50%) or more of the voting stock issued and outstanding on the date of this Lease is executed by Landlord, including by creation or issuance of new stock of a corporation which is (i) owned by Tenant, (ii) the corporate assignee of Tenant, or (iii) any corporation which is a general partner in a general or limited partnership or member of a limited liability company which is the tenant or an assignee of the tenant of this Lease; or the cumulative transfer of an aggregate of fifty percent (50%) or more of the ownership interest in a general or limited partnership, limited liability company or other entity which is the tenant or an assignee of the tenant, by which an aggregate of fifty percent (50%) or more of such ownership interest is vested in a person or persons who are not general partners, members or other owners (except as the result of transfer by gift or inheritance), shall be deemed a Transfer of this Lease and shall be subject to the provisions of Section 11.1. For the purpose of Section 11.1, any entity which has undergone any of the changes described in this Section shall be deemed to be a Transferee. The term "voting stock" means the stock regularly entitled to vote for election of directors of the corporation; and any stock, however denominated, which is convertible into such voting stock, shall be treated for purposes of the foregoing as if it were in fact converted. This Section 11.2, however, shall not be applicable to any Tenant corporation the outstanding voting stock of which is listed on a national securities exchange and actively traded "over the counter."

        11.3 Recapture by Landlord. If Tenant at any time desires to Transfer this Lease, it shall give notice (a "Tenant Transfer Notice") to Landlord of its desire to do so which notice shall state the rent at which it proposes so to Transfer and shall contain full and complete financial and business information on its intended Transferee. In addition to Landlord's rights under Section 11.1, Landlord may elect by notice to Tenant (a "Landlord's Repossession Notice"), within forty-five (45) days of receipt of the Tenant Transfer Notice, to terminate this Lease as to that portion of the Premises subject to the Tenant Transfer Notice.

                If Landlord exercises such right to terminate, Landlord shall be entitled to recover possession of the portion of the Premises subject of the Tenant Transfer Notice on the later of (i) the proposed date for possession by such Transferee, as set out in the Tenant Transfer Notice, or (ii) forty-five
(45) days after the date of Landlord's Repossession Notice. All costs incurred by Landlord in constructing improvements, such as doors or partitions, separating the remaining Premises from the repossessed area of the Premises shall be paid by Tenant within thirty (30) days of demand. If Landlord does not exercise such right to terminate and otherwise approves the transfer, Tenant may thereafter Transfer this Lease or a portion of the Premises subject thereof, but at a rental not less than that offered to Landlord in the Tenant Transfer Notice and not later than forty-five (45) days after delivery of the Tenant Transfer Notice to Landlord, unless a further notice is given pursuant to this section, provided (i) Landlord consents thereto pursuant to Section 11.1, (ii) Tenant delivers to Landlord prior to the effective date of any such Transfer duplicate originals of any instrument effecting such Transfer, in form and content satisfactory to Landlord, and (iii) all amounts received by Tenant from the Transferee in excess of the sum of (a) the Rent payable hereunder for the area of the Premises so Transferred and (b) brokerage commissions, legal fees, marketing costs and tenant improvement costs incurred by Tenant in connection with the Transfer, shall belong to and shall immediately be paid to Landlord as Additional Rent.

                No action or inaction by Landlord in connection with its rights under this Section 11.3 shall constitute or be deemed to constitute an approval of a proposed Transfer for purposes of Section 11.1 except as specifically set forth in a notice from Landlord to Tenant.

        11.4 Assignee Obligation. Any Transferee other than a subtenant approved by Landlord shall assume all obligations of Tenant and shall be jointly and severally liable with Tenant for the payment of rent, additional rent and other charges and performance of all of Tenant's obligations under this Lease. Tenant shall provide Landlord with full and complete duplicate originals of all instruments of assignment, sublease or assumption. It shall not be unreasonable for Landlord to withhold consent to a proposed assignment or sublease because it wishes to exercise its right to recapture all or part of the Premises under
Section 11.3 hereof, or because (a) the proposed transferee is any governmental agency, federal, state, local or foreign government or incorporation, (b) the transfer would cause the Landlord to violate another lease at the Park or agreement to which Landlord is a party or would give a Building tenant the right to cancel its lease, or (c) the proposed transferee occupies space in the Building or the Park, is negotiating with Landlord to lease space in the Building or the Park, or has negotiated with Landlord to lease space in the Building or the Park during the six months immediately proceeding the notification from Tenant.

        11.5 Additional Consideration. If Tenant assigns its interest under this Lease, or sublets all or any portion of the Premises, Tenant shall pay to Landlord (in addition to minimum rent and all other amounts payable by Tenant under this Lease) as additional rent, within ten (10) days after receipt, all rent, bonus rent, assignment fees and other consideration payable by the assignee or subtenant in excess of (a) the rent otherwise payable by Tenant from time to time under this Lease, and (b) legal fees and leasing commissions incurred by Tenant due to the sublease or assignment, and out-of-pocket costs incurred by Tenant to pay the costs of labor and materials paid to third parties for renovations made to the premises to accommodate the assignee or subtenant.

        11.6 Assignment by Landlord. If Landlord sells or otherwise transfers the Building, or if Landlord assigns its interest under this Lease (other than for security purposes) Landlord shall transfer the Letter of Credit to the purchaser and shall cause the purchaser to assume this Lease, whereupon such purchaser, transferee or assignee thereof shall be deemed to have assumed Landlord's obligations hereunder from and after the transfer date, and Landlord shall thereupon be relieved of all liabilities hereunder, but this Lease shall otherwise remain in full force and effect.

        11.7 Permitted Transfers. Anything contained herein to the contrary notwithstanding, Landlord hereby consents to an assignment of this Lease, or a subletting of all or part of the Premises, to (a) the parent of Tenant or to a wholly-owned subsidiary of Tenant or of such parent, (b) any corporation or other entity into which or with which Tenant may be merged or consolidated, provided that the net worth of the resulting corporation or entity is at least equal to the greater of (i) the net worth of Tenant on the date hereof, or (ii) the net worth of Tenant immediately prior to such merger or consolidation, or
(c) any entity to which Tenant sells all or substantially all of its assets, provided that such entity expressly assumes all of Tenant's obligations hereunder and that the net worth of the purchaser is at least equal to the greater of (i) the net worth of Tenant on the date hereof, or (ii) the net worth of Tenant immediately prior to such purchase. Any assignee or subtenant described in this Section is a "Permitted Transferee."

                      SECTION XII - DESTRUCTION OF PREMISES

        12.1 Partial Destruction. If the Premises are rendered partially untenantable by fire or other insured casualty, and if the damage is repairable within sixty (60) days from the date of the occurrence (with the repair work and preparations therefore to be done during regular working hours on regular work days), Landlord shall repair the Premises with due diligence, to the extent of the insurance proceeds available, and the minimum rent and additional rent shall be abated in the proportion that the untenantable portion of the Premises bears to the whole thereof for the period from the date of the casualty to the completion of the repairs, unless the casualty results from Tenant's negligence or its breach of the terms hereof.

                If thirty percent (30%) or more of the rentable area of the Building is destroyed or damaged, regardless of whether the Premises are damaged, Landlord may terminate this Lease as of the date of such damage or destruction by giving notice to Tenant within thirty (30) days thereafter of the election so to do. If thirty percent (30%) or more of the rentable area of the Premises is destroyed or damaged within the last twelve (12) months of the Lease term, then

Tenant may terminate this Lease by giving Landlord written notice of its intent to do so within thirty (30) days after the casualty event.

        12.2 Total Destruction. If the Premises are completely destroyed by fire or other casualty, or if they are damaged by uninsured casualty, or by insured casualty to such an extent that the damage cannot be repaired within sixty (60) days of the occurrence, Landlord shall have the option to restore the Premises or to terminate this Lease on sixty (60) days written notice, effective as of any date not more than sixty (60) days after the occurrence. If this Section becomes applicable, Landlord shall advise Tenant within thirty (30) days after such casualty whether Landlord elects to restore the Premises or to terminate this Lease. If Landlord elects to restore the Premises, it shall commence and prosecute the restoration work with diligence. For the period from the date of the casualty until completion of the repairs (or the date of termination of this Lease, if Landlord elects not to restore the Premises), the minimum rent and additional rent shall be abated in the same proportion that the untenantable portion of the Premises bears to the whole thereof, unless the casualty results from Tenant's negligence or its breach of the terms thereof. If the Premises are totally damaged or destroyed, and the repairs to the Premises have not been completed within nine (9) months after the damage or destruction (subject to delays such as force majeure delays which are beyond Landlord's control), Tenant shall have the right to terminate this Lease by written notice given to Landlord within thirty (30) days after the end of the foregoing nine (9) month period, provided Landlord does not complete the repairs prior to the date Tenant delivers its termination notice to Landlord.

        12.3 Limitation. Except as otherwise provided in this Lease, Landlord shall not be liable to Tenant for destruction or damage to any of Tenant's property including fixtures, equipment or other improvements, or for damages or compensation for inconvenience, loss of business or disruption arising from repairs or restoration of any portion of the Building or the Premises.

                          SECTION XIII - EMINENT DOMAIN

        13.1 Total Taking. If all of the Premises are taken by eminent domain, this Lease shall terminate as of the date Tenant is required to vacate the Premises and all rentals shall be paid to that date. The term "eminent domain" shall include the taking or damaging of property by, through or under any governmental or statutory authority, and any purchase or acquisition in lieu thereof, whether the damaging or taking is by government or any other person.

        13.2 Partial Taking. If a taking of any part of the Premises by eminent domain renders the remainder thereof unusable for the business of Tenant, in the reasonable judgment of Landlord, this Lease may, at the option of either party, be terminated by written notice given to the other party not more than thirty
(30) days after Landlord receives notice (and provides Tenant written notice) of the taking, and such termination shall be effective as of the date when Tenant is required to vacate the portion of the Premises so taken. If this Lease is so terminated, all rent shall be paid to the date of termination.

                Whenever any portion of the Premises is taken by eminent domain and this Lease is not terminated, Landlord shall at its expense proceed with all reasonable dispatch to restore, to the extent of available proceeds and to the extent it is reasonably prudent to do so, the remainder of the Premises to the condition it was in immediately prior to such taking, and Tenant shall at its expense proceed with all reasonable dispatch to restore its fixtures, furniture, furnishings, floor covering and equipment to the same condition they were in immediately prior to such taking. The minimum rent and additional rent payable hereunder shall be reduced from the date Tenant is required to partially vacate the Premises in the same proportion that the area taken bears to the total area of the Premises prior to taking.

        13.3 Damages. Landlord reserves all right to the entire damage award or payment for any taking by eminent domain or a transfer in lieu thereof, and Tenant waives all claim whatsoever against Landlord for damages for termination of its leasehold interest in the Premises or for interference with its business as a result of such taking. Tenant hereby grants and assigns to Landlord any right Tenant may now have or hereafter acquire to such damages and agrees to execute and deliver such further instruments of assignment as Landlord may from time to time request; however, Tenant shall have the right to claim from the condemning authority all compensation that may be recoverable by Tenant on account of any loss incurred by Tenant in removing Tenant's furniture, trade fixtures and equipment to the extent such damages are awarded separately in the eminent domain proceeding and not as part of Landlord's damages.

                         SECTION XIV - DEFAULT OF TENANT

        14.1 Defaults.

        14.1.1 Time is of the essence of this Lease. Tenant shall be in default under this Lease if: (i) Tenant violates or breaches or fails to keep or perform any covenant, term or condition of this Lease; (ii) Tenant or any guarantor of Tenant's obligations under this Lease (a "Guarantor") files or is the subject of a petition in bankruptcy; (iii) a trustee or receiver is appointed for Tenant's or any Guarantor's assets; (iv) Tenant or any Guarantor makes an assignment for the benefit of creditors; or (v) Tenant abandons the Premises (for this purpose, abandonment shall mean that no Tenant employee is regularly present in the Premises, and Tenant has no intention to reoccupy the Premises). If the default under (i) above is the nonpayment of rent, additional rent or any other sum payable by Tenant under this Lease, Tenant shall have five (5) days after written notice to cure the default. If the default under (i) above is something other than nonpayment of rent, additional rent or any other sum payable by Tenant under this Lease, Tenant shall have twenty (20) days following receipt of written notice from Landlord within which to cure any such default; provided, if the nature of the default is such that the same cannot reasonably be cured within such twenty (20) day period, the cure period shall be extended for so long as may be reasonably necessary to cure the default so long as Tenant commences the cure within the initial twenty (20) day period, thereafter diligently prosecutes the cure to completion in good faith, and furnishes Landlord with such assurances and indemnities as Landlord may reasonably require to insure completion thereof and fully and completely protect Landlord from any loss or liability resulting from any such default or any delay by Tenant in curing the default. The foregoing notices and cure periods shall include but not be in addition to any notices and cure periods otherwise required by RCW 59.12, as now or hereafter amended, or any legislation in substitution thereof.

                14.1.2 If a default is not cured within the applicable cure period, if any, Landlord shall have the following rights and remedies, at its option which shall not be exclusive, but shall be cumulative and in addition and supplemental to any and all other rights and/or remedies that Landlord may have at law or if equity: (1) to declare the term hereof ended and to reenter the Premises and take possession thereof and remove all persons therefrom, and Tenant shall have no further claim thereon or hereunder; (2) without declaring this Lease terminated, to reenter the Premises and occupy the whole or any part thereof for and on account of Tenant and to collect any unpaid rentals and other charges, which have become payable, or which may thereafter become payable; or
(3) even though it may have reentered the Premises, to thereafter elect to terminate this Lease and all of the rights of Tenant in or to the Premises. If Landlord reenters the Premises under option (2) above, Landlord shall not be deemed to have terminated this Lease or the liability of Tenant to pay any rental or other charges thereafter accruing, or to have terminated Tenant's liability for damages under any of the provisions hereof, by any such reentry or by any action, in unlawful detainer or otherwise, to obtain possession of the Premises, unless Landlord shall have notified Tenant in writing that it has so elected to terminate this Lease, and Tenant further covenants that the service by Landlord of any notice pursuant to the unlawful detainer statutes and the surrender of possession pursuant to such notice shall not (unless Landlord elects to the contrary at the time of or at any time subsequent to the serving of such notices and such election is evidenced by written notice to Tenant) be deemed to be a termination of this Lease. In the event of any entry or taking possession of the Premises, Landlord shall have the right, but not the obligation, to remove therefrom all or any part of the personal property located therein and may place the same in storage at a public warehouse at the expense and risk of Tenant.

                14.1.3 If Landlord elects to terminate this Lease pursuant to the provisions of options (1) or (3) in Section 14.1.2 above, Landlord may recover from Tenant as damages the following: (i) the worth at the time of award of any unpaid rental which had been earned at the time of such termination; plus
(ii) the worth at the time of award of the amount by which the unpaid rental which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rental for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease, including, but not limited, any costs or expenses incurred by Landlord in (1) retaking possession of the Premises, including reasonable attorneys' fees therefor, (2) maintaining or preserving the Premises after such default, (3) preparing the Premises for reletting to a new tenant, including repairs or alterations to the Premises for such reletting, (4) leasing commissions, and (5) any other costs necessary or appropriate to relet the Premises; plus (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of Washington; plus (vi) the total value at the time of the award of all of the concessions granted to Tenant at the time of signing this Lease, prorated based on the remainder of the initial term of the Lease. As used in items (i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the interest rate specified in Section 3.4 hereof.

                As used in item (iii) above, the "worth at the time of award" is computed by using a discount rate of six percent (6%).

                14.1.4 For all purposes of this Section 14.1 only, the term "rental" shall be deemed to be the minimum rent and all additional rent and other sums required to be paid by Tenant pursuant to the terms of this Lease. All such sums, other than the minimum rent, shall, for the purpose of calculating any amount due under the provisions of subparagraph (iii) above, be computed on the basis of the average monthly amount thereof accruing during the immediately preceding twelve (12) month period, except that if it becomes necessary to compute such rental before such a twelve (12) month period has occurred then such rental shall be computed on the basis of the average monthly amount hereof accruing during such shorter period.

        14.2 Legal Expenses. If either party commences a legal proceeding to enforce or obtain a declaration of its rights under this Lease, the prevailing party shall be entitled to reimbursement from the non-prevailing party for the prevailing party's reasonable costs and attorneys' fee, whether such costs and attorneys' fees are incurred in such proceeding or on appeal.

        14.3 Remedies Cumulative; Waiver. Landlord's remedies hereunder are cumulative, and Landlord's exercise of any right or remedy due to a default or breach by Tenant shall not be deemed a waiver of, or alter, affect or prejudice any other right or remedy which Landlord may have under this Lease or by law. Neither the acceptance of rent nor any other acts or omissions of Landlord at any time or times after the happening of any event authorizing the cancellation or forfeiture of this Lease shall operate as a waiver of any past or future violation, breach or failure to keep or perform any covenant, agreement, term or condition hereof or to deprive Landlord of its right to cancel or forfeit this Lease, upon the written notice provided for herein, at any time that cause for cancellation or forfeiture may exist, or be construed so as at any future time to estop Landlord from promptly exercising any other option, right or remedy that it may have under any term or provision of this Lease.

              SECTION XV - ACCESS BY LANDLORD; DEFAULT OF LANDLORD

        15.1 Right of Entry. Landlord and its agents shall have the right to enter the Premises at any time upon reasonable prior notice to Tenant, to examine the same, to show them to prospective purchasers, lenders or tenants, to make such alterations, repairs, improvements or additions as Landlord may deem necessary or desirable; provided, in an emergency or perceived emergency or to provide normal services (such as janitorial service) to the Premises, no advance notice shall be required. If Tenant is not personally present to permit entry and an entry is necessary in an emergency, Landlord may enter the same by master key or may forcibly enter the same, without rendering Landlord liable therefor. Nothing contained herein shall be construed to impose upon Landlord any duty of repair except as specifically provided for herein. Tenant shall not change the locks to the Premises without first advising Landlord thereof and providing Landlord with evidence that the new lock is keyed to Landlord's master key system for the Park.

        15.2 Excavation. If Landlord authorizes an excavation upon land adjacent to the Premises, Tenant shall permit the person doing the excavation to enter the Premises for the purpose of doing such work as Landlord deems necessary to preserve the walls of the Building from injury or damage and to support the same by proper foundations, without any claim for damage or indemnification against Landlord or diminution or abatement of rent.

        15.3 Default of Landlord. If Landlord defaults in the performance of any covenant required to be performed by Landlord, Tenant may serve upon Landlord a written notice specifying the default. If Landlord does not remedy the default within thirty (30) days following receipt thereof or, in the case of a default which takes more than thirty (30) days to cure, if Landlord has not commenced to remedy the same within thirty (30) days following receipt thereof, Tenant may, after expiration of the notice period specified in Section 18.8 hereof, cure the default on Landlord's behalf and the costs incurred by Tenant in so doing shall be paid by Landlord to Tenant within thirty (30) days after Tenant's giving Landlord written notice of the amounts so incurred, together with reasonable supporting information or documentation.

                       SECTION XVI - SURRENDER OF PREMISES

        16.1 Surrender of Possession. Tenant shall promptly yield and deliver to Landlord possession of the Premises upon the expiration or earlier termination of this Lease in the condition they were required to be maintained hereunder (subject to the removals required or permitted hereunder). Landlord may place and maintain a "For Rent" sign in conspicuous places on the Premises for sixty
(60) days prior to the expiration or earlier termination of this Lease.

        16.2 Holding Over. Any holding over by Tenant after the expiration of the term hereof with Landlord's consent shall be construed as a tenancy from month to month on the terms and conditions set forth herein, except as otherwise agreed by the parties, which tenancy may be terminated by either party upon thirty (30) days written notice to the other party. Any holding over by Tenant after the expiration of the term hereof without Landlord's consent shall be deemed to be a tenancy at will, terminable at any time by Landlord at a rental rate equal to two (2) times the rental rate in effect on the date of such expiration of the Lease term, prorated on a daily basis, and otherwise on the terms, covenants and conditions of this Lease to the extent applicable.

                         SECTION XVII - QUIET ENJOYMENT

        17.1 Landlord's Covenant. Landlord represents and warrants to Tenant that Landlord is the sole owner of the Building in fee simple, and that the only deed of trust presently encumbering the Building is held by Teacher's Insurance and Annuity Association of America ("Lender"). Tenant, upon fully complying with and promptly performing all of the terms, covenants and conditions of this Lease on its part to be performed, shall have and quietly enjoy the Premises for the term set forth herein, if its performance of such terms, covenants and conditions continues for such period, subject, however, to matters of record on the date hereof and to those matters to which this Lease may be subsequently subordinated.

                          SECTION XVIII - MISCELLANEOUS

        18.1 Notices. Any notices required in accordance with any of the provisions herein shall be in writing and personally delivered or mailed by registered or certified mail, return receipt requested, to the Landlord c/o JSH Properties, Inc., 10220 N.E. Points Drive, Suite 203, Kirkland, Washington 98033, Attention: Property Manager; to Tenant at the address set forth on page 1; or to such other address as a party shall from time to time advise the other party by a written notice given in accordance with this Section 18.1. If Tenant is a partnership or joint enterprise, any notice required or permitted hereunder may be given by or to any one partner thereof with the same force and effect as if given by or to all thereof. A notice shall be deemed received on the date of personal delivery, or if mailed, on the second (2nd) business day after the postmark affixed on the envelope by the United States Post Office.

        18.2 Successors or Assigns. All of the terms, conditions, covenants and agreements of this Lease shall extend to and be binding upon Landlord, Tenant and, subject to the terms of Section XI hereof, their respective heirs, administrators, executors, successors and permitted assigns, and upon any person or persons coming into ownership or possession of any interest in the Premises by operation of law or otherwise, and shall be construed as covenants running with the land.

        18.3 [Intentionally omitted.]

        18.4 Tenant Defined. The word "Tenant" as used herein shall mean each and every person, partnership or corporation who is mentioned as Tenant herein or who executes this Lease as Tenant. If there shall be more than one Tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein.

        18.5 Brokers' Commissions. Landlord will pay commissions to Kidder, Mathews & Segner, Inc. ("Brokers") in accordance with separate agreements between Landlord and Brokers. Tenant agrees to indemnify and hold Landlord harmless from all liabilities and claims for brokerage commissions or finder's fees growing out of agreements which Tenant has made with persons or entities other than Brokers.

        18.6 Partial Invalidity. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance is, to any extent, invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

        18.7 Recording. Neither Landlord or Tenant shall record this Lease or any memorandum hereof.

        18.8 Subordination; Notice to Lender; Attornment.

                18.8.1 Unless otherwise designated by Landlord, this Lease shall be subordinate to all existing or future mortgages and deeds of trust on the Park, and to any extensions, renewals or replacements thereof; however, Tenant's possession of the Premises pursuant to this Lease may not be disturbed by any such mortgagee so long as Tenant is not in default under this Lease. Within five
(5) days after mutual execution of this Lease, and thereafter within twenty (20) days of Landlord's request therefor, Tenant shall execute and deliver all instruments or certificates which Landlord or Lender may deem necessary or appropriate to reflect such subordination of this Lease, provided that Tenant receives Lender's nondisturbance covenant. Landlord shall use reasonable commercial efforts to negotiate and deliver to Tenant an executed subordination, attornment and non-disturbance agreement acceptable to Lender, Landlord and Tenant within thirty (30) days after mutual execution of the Lease. Within twenty (20) days of Landlord's request therefor, Tenant shall promptly execute and deliver to third parties designated by Landlord an estoppel certificate or letter in the form requested by Landlord or its lender that correctly recites the facts with respect to the existence, terms and status of this Lease. Tenant agrees to attorn to Landlord's successor following any foreclosure sale or transfer in lieu thereof.

                18.8.2 Tenant shall, within ten (10) days of demand, execute, acknowledge and deliver to Landlord or its designee a written statement certifying: (i) the date the Lease term commenced or will commence and the date it expires; (ii) the date Tenant entered into occupancy of and commenced business operations in the Premises; (iii) the amount of Base Rent and the date to which Rent has been paid; (iv) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date and terms of each agreement so affecting this Lease) and that no part of the Premises has been sublet (or to the extent such is not the case, a copy of any sublease); (v) that, to the extent such is the case, this Lease represents the entire agreement between the parties as to the Premises;
(vi) that Landlord is not in default under this Lease (or is such is not the case, the extent and nature of such default); (vii) that all required advanced by Landlord to Tenant on account of tenant improvements have been made (or the extent that such is not the case); (viii) on the date of such certification there are no existing defenses or claims which Tenant has against the enforcement of this Lease by Landlord (or if such is not the case, the extent and nature of such defenses or claims); (ix) the amount of the Security Deposit paid to Landlord; and (x) any other fact or representation that a mortgagee or purchaser may reasonably request. It is intended that any such statement delivered pursuant to this Section 18.8.2 shall be fully and completely binding upon Tenant for all purposes of this Lease, may be relied upon by a prospective purchaser or mortgagee of Landlord's interest, or any assignee of any mortgage upon Landlord's interest in the Building or the Land. If Tenant shall fail to respond within ten (10) days of receipt of a written request by Landlord therefor, Tenant shall be deemed to have given a certificate as above provided without modification and shall be conclusively deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee, that this Lease is full force and effect, that there are no uncured defaults in Landlord's performance, that the Security Deposit is as stated in this Lease and that not more than one month's Rent has been paid in advance.

                18.8.3 Notwithstanding anything to the contrary in this Lease, Landlord shall not be in default under any provision of this Lease unless written notice specifying such default is given to Landlord and to any lender who has been identified to Tenant in writing as a party to whom notice must be sent. Any lender of Landlord entitled to notice pursuant to the preceding sentence shall have the right to cure any default on behalf of Landlord within the later of (a) thirty (30) days after receipt of such notice, or (b) thirty
(30) days after the expiration of any cure period provided to Landlord pursuant to this Lease; provided, if such default cannot reasonably be cured within such thirty (30) day period, Landlord's lender shall be entitled to such additional time as may be reasonably necessary to cure the default, if within the thirty
(30) day period the lender commences and thereafter diligently pursues the actions necessary for the lender to cure such default by Landlord (including, if possession of the Premises is necessary to cure the default, commencing such judicial or non-judicial proceedings as may be necessary for lender or a receiver to take possession of the Premises). So long as a lender is diligently taking the actions reasonably necessary for it to cure Landlord's default, Tenant shall not exercise its remedies for Landlord's default under this Lease.

        18.9 Financial Statements. Within ten (10) days after Landlord's request therefor, Tenant shall deliver to Landlord such current financial statements regarding Tenant as Landlord may reasonably request. Tenant shall certify the accuracy of such statements. Landlord may make the financial statements available to potential lenders or purchasers, but shall otherwise preserve their confidentiality except in connection with legal proceedings between the parties or as otherwise directed by court rule or order.

        18.10 [Intentionally omitted.]

        18.11 Liability of Landlord. Tenant shall look solely to Landlord's interests in the Building (including without limitation the rents, issues and profits from the Building) for the satisfaction of any judgment or decree against Landlord based upon any default under this Lease, and no other property or assets of the Landlord (or its partners) shall be subject to levy, execution or other enforcement procedures for satisfaction of any such judgment or decree.

        18.12 Force Majeure. Neither Tenant nor Landlord shall be deemed in default hereof nor liable for damages arising from its failure to perform its duties or obligations hereunder if such is due to causes beyond its reasonable control, including, but not limited to, acts of God, acts of civil or military authorities, fires, floods, windstorms, earthquakes, strikes or other labor disturbances, civil commotion or war.

        18.13 Transportation Management Program; Recycling. Tenant shall cooperate with Landlord in meeting the objectives and complying with the terms and conditions of any transportation management plan applicable to the Building or the Park. Landlord will provide Tenant with a copy of any such transportation management plan now or hereafter in effect. In addition, Tenant will cooperate with and participate in any and all recycling programs now or hereafter in place with respect to the Building or the Park.

        18.14 Cure Right of Landlord. All covenants and agreements to be kept or performed under Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent.

                If Tenant shall fail to pay any sum of money, other than rent, required to be paid by hereunder or shall fail to perform any other act on its part to be performed hereunder, Landlord may, after giving any notice of default required under this Lease, but shall not be obligated to, and without waiving any default of Tenant or rights or remedies of Landlord or releasing Tenant from any obligations of Tenant hereunder, make any such payment or perform any such other act on Tenant's part to be made or performed as in this Lease provided.

                All sums so paid by Landlord and all necessary incidental costs, together with the interest thereon at the default rate as provided in Section
3.4 from the date of such payment by Landlord, shall be paid to Landlord forthwith on demand, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment thereof by Tenant as in the case of default by Tenant and the nonpayment of rent.

        18.15 Name of Building. Landlord may adapt or change the name or address or identity of the Building or any part thereof or the Park (or any part thereof) including roof signs, ground level and lobby signage and any other Building or Park identification.

        18.16 Tax on Rent. The Rent herein is exclusive of any sales, business and occupation, gross receipts or other tax based on Rents, or tax on Tenant's property or tax upon or measured by the number of employees of Tenant, or any similar tax or charge. If any such tax or charge be hereinafter enacted, and imposed upon Landlord, Tenant shall pay Landlord the amount thereof concurrently with each monthly Rent payment. If it shall not be lawful for Tenant so to reimburse Landlord, the monthly Rent payable to Landlord under this Lease shall be revised to net Landlord the same net rental after imposition of any such tax or charge upon Landlord as would have been payable to Landlord prior to the imposition of such tax or charge. Tenant shall not be liable to reimburse Landlord for any federal income tax or other income tax of a general nature applicable to Landlord's income.

        18.17 Light, Air and View. Landlord does not guarantee the continued present status of light or air over any property adjoining or in the vicinity of the Building or the Park. Any diminution or shutting off of light, air or view by any structure which may be erected near or adjacent to the Building or the Park shall in no way affect this Lease or impose any liability on Landlord.

                        SECTION XIX - EXECUTION OF LEASE

        19.1 Execution by Landlord and Tenant; Approval of Lender. Landlord shall not be deemed to have made an offer to Tenant by furnishing Tenant with a copy of this Lease with particulars inserted. No contractual or other rights shall exist or be created between Landlord and Tenant until all parties hereto have executed this Lease and until it has been approved in writing by Lender and fully executed copies have been delivered to Landlord and Tenant. The Lease shall be conclusively presumed to have Lender's written approval unless Landlord gives Tenant written notice within 30 days after mutual execution of this Lease of Lender's disapproval. Tenant agrees to make such changes herein as may be requested by Lender so long as such do not increase amounts due from Tenant hereunder or otherwise materially alter its rights hereunder.

                 SECTION XX - ENTIRE AGREEMENT - APPLICABLE LAW

        20.1 Entire Agreement - Applicable Law. This Lease and the Exhibits attached hereto, and by this reference incorporated herein, set forth the entire agreement of Landlord and Tenant concerning the Premises, and there are no other agreements or understanding, oral or written, between Landlord and Tenant concerning the Premises. Any subsequent modification or amendment of this Lease shall be binding upon Landlord and Tenant only if reduced to writing and signed by them. This Lease shall be governed by, and construed in accordance with the laws of the State of Washington.

        DATED as of the day and year first written above.

                                            LANDLORD:

                                            THE PLAZA AT YARROW BAY, LLC,
                                            a Washington limited liability
                                            company

                                            By: HAL Realty III, Inc.,
                                                its manager

                                                By:
                                                   -----------------------------
                                                Its:
                                                     ---------------------------

                                            TENANT:

                                            ImageX.Com, Inc., a Washington
                                            corporation

                                            By: /s/ Richard P. Begert
                                               ---------------------------------
                                            Its: President and CEO
                                               ---------------------------------

STATE OF WASHINGTON   )
                      ) ss.
COUNTY OF KING        )

On this 9th day of November, 1999, before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared [Illegible], to me known to be the Vice President of HAL Realty III, Inc., the manager of THE PLAZA AT YARROW BAY, LLC, the limited liability company named in and which executed the foregoing instrument; and he acknowledged to me that he signed the same as the free and voluntary act and deed of said partnership for the uses and purposes therein mentioned.

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

WITNESS my hand and official seal the day and year in this certificate above written.


                             /s/ Deidre Africa
                             ---------------------------------
                             Signature
                             /s/ Deidre Africa
                             ---------------------------------
                             Print Name

                             NOTARY PUBLIC in and for the State of
                             Washington, residing at Seattle.

                             My commission expires 1-19-2000.

STATE OF WASHINGTON   )
                      ) ss.
COUNTY OF KING        )

        On this 5th day of November, 1999, before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Richard Begert, to me known to be the President & CEO of ImageX.Com, Inc., a Washington corporation, the corporation named in and which executed the foregoing instrument; and he/she acknowledged to me that he/she signed the same as the free and voluntary act and deed of said partnership for the uses and purposes therein mentioned.

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

WITNESS my hand and official seal the day and year in this certificate above written.
                             /s/ G. Faye Moniz
                             ---------------------------------
                             Signature
                             /s/ G. Faye Moniz
                             ---------------------------------
                             Print Name

                             NOTARY PUBLIC in and for the State of
                             Washington, residing at Bothell, WA.

                             My commission expires 2-9-02.

                                      INDEX

SECTION I - PREMISES.........................................................................3
   1.1 Premises..............................................................................3
   1.2 Reserved to Landlord..................................................................3
   1.3 Changes to Park.......................................................................3

SECTION II - TERM............................................................................3
   2.1 Lease Term............................................................................3
   2.2 Early Entry...........................................................................4
   2.3 Acceptance of Premises................................................................4
   2.4 Term..................................................................................5
   2.5 Option to Extend......................................................................5
   2.6 Right of First Offer..................................................................7

SECTION III - RENT...........................................................................7
   3.1 Minimum Rent..........................................................................7
   3.2 Additional Rent.......................................................................8
   3.3 Tenant's Contributions................................................................8
   3.4 Late Charge; Interest................................................................11

SECTION IV - CONDUCT OF BUSINESS............................................................11
   4.1 Use of Premises......................................................................11
   4.2 Appearance of Premises...............................................................12
   4.3 Unlawful Use.........................................................................12
   4.4 Liens and Encumbrances...............................................................12
   4.5 Hazardous Substances.................................................................12
   4.6 Signs................................................................................14

SECTION V - UTILITIES AND OTHER CHARGES.....................................................14
   5.1 Utilities and Services...............................................................14
   5.2 Licenses and Taxes...................................................................15

SECTION VI - LETTER OF CREDIT...............................................................15
   6.1 [Intentionally omitted.].............................................................16
   6.2 Letter of Credit.....................................................................16

SECTION VII - COMPLETION AND ALTERATIONS....................................................16
   7.1 Delivery of Premises.................................................................16
   7.2 Alterations by Tenant................................................................16

SECTION VIII - MAINTENANCE OF PREMISES......................................................17
   8.1 Care of Premises.....................................................................17
   8.2 Repairs by Landlord; Maintenance and Repair Charges..................................17
   8.3 Surrender of Premises................................................................18

SECTION IX - COMMON AREAS...................................................................18
   9.1 Control of Common Areas by Landlord..................................................18
   9.2 Parking..............................................................................18

SECTION X - INSURANCE AND INDEMNITY.........................................................19
   10.1 Indemnification.....................................................................19
   10.2 Insurance...........................................................................19
   10.3 Increase in Insurance Premiums......................................................20

   10.4 Waiver of Subrogation...............................................................20
SECTION XI - ASSIGNMENT AND SUBLETTING......................................................21

   11.1 Assignment or Sublease..............................................................21
   11.2 Entity Ownership....................................................................22
   11.3 Recapture by Landlord...............................................................22
   11.4 Assignee Obligation.................................................................23
   11.5 Additional Consideration............................................................23
   11.6 Assignment by Landlord..............................................................23
   11.7 Permitted Transfers.................................................................24

SECTION XII - DESTRUCTION OF PREMISES.......................................................24
   12.1 Partial Destruction.................................................................24
   12.2 Total Destruction...................................................................24
   12.3 Limitation..........................................................................25

SECTION XIII - EMINENT DOMAIN...............................................................26
   13.1 Total Taking........................................................................26
   13.2 Partial Taking......................................................................26
   13.3 Damages.............................................................................26

SECTION XIV - DEFAULT OF TENANT.............................................................26
   14.1 Defaults............................................................................26
   14.2 Legal Expenses......................................................................28
   14.3 Remedies Cumulative; Waiver.........................................................28

SECTION XV - ACCESS BY LANDLORD; DEFAULT OF LANDLORD........................................29
   15.1 Right of Entry......................................................................29
   15.2 Excavation..........................................................................29

15.3 Default of Landlord....................................................................29
SECTION XVI - SURRENDER OF PREMISES.........................................................29

   16.1 Surrender of Possession.............................................................30
   16.2 Holding Over........................................................................30

SECTION XVII - QUIET ENJOYMENT..............................................................30
   17.1 Landlord's Covenant.................................................................30

SECTION XVIII - MISCELLANEOUS...............................................................30
   18.1 Notices.............................................................................30
   18.2 Successors or Assigns...............................................................31
   18.3 [Intentionally omitted.]............................................................31
   18.4 Tenant Defined......................................................................31
   18.5 Brokers' Commissions................................................................31
   18.6 Partial Invalidity..................................................................31
   18.7 Recording...........................................................................31
   18.8 Subordination; Notice to Lender; Attornment.........................................31
   18.9 Financial Statements................................................................33
   18.10 [Intentionally omitted.]...........................................................33
   18.11 Liability of Landlord..............................................................33
   18.12 Force Majeure......................................................................33
   18.13 Transportation Management Program; Recycling.......................................33
   18.14 Cure Right of Landlord.............................................................33

   18.15 Name of Building...................................................................34
   18.16 Tax on Rent........................................................................34
   18.17 Light, Air and View................................................................34

SECTION XIX - EXECUTION OF LEASE............................................................34
   19.1 Execution by Landlord and Tenant; Approval of Lender................................34

SECTION XX - ENTIRE AGREEMENT - APPLICABLE LAW..............................................34
   20.1 Entire Agreement - Applicable Law...................................................34